Exhibit 21.1
LIST OF SUBSIDIARIES

Entity Name	Jurisdiction
AET Holdings Ltd. (21)	Mauritius
AV BreconRidge Limited (2)	Hong Kong
BreconRidge Manufacturing Solutions (Asia) Limited (23)	Hong Kong
Continental Circuits International, Inc. (23)	Barbados
Davos Group Limited (6)	British Virgin Islands
Hadco Corporation (9)	United States
Hadco Santa Clara, Inc. (5)	United States
PT Sanmina-SCI Batam (18)	Indonesia
Sanmina (B.V.I.) Ltd. (11)	British Virgin Islands
Sanmina Enclosure Systems Hungary Limited Liability Company (9)	Hungary
Sanmina Foreign Sales Corporation (9)	Barbados
Sanmina France SAS (7)	France
Sanmina SAS (9)	France
Sanmina SPV LLC (9)	United States
Sanmina-SCI (Asia) Limited (6)	Hong Kong
Sanmina-SCI (China) Limited (6)	Hong Kong
Sanmina-SCI (H.K.) Limited (6)	Hong Kong
Sanmina-SCI (Shenzhen) Limited (8)	China
Sanmina-SCI AB (9)	Sweden
Sanmina-SCI Australia Pty. Ltd. (15)	Australia
Sanmina-SCI Central Services (9)	France
Sanmina-SCI Circuit (Wuxi) Co. Ltd. (8)	China
Sanmina-SCI Circuits Pte. Ltd. (17)	Singapore
Sanmina-SCI Corporation	United States
Sanmina-SCI Corporation (Malaysia) SDN BHD (4)	Malaysia
Sanmina-SCI de Mexico S.A. de C.V. (9)	Mexico
Sanmina-SCI do Brasil Integration Ltd. (10)	Brazil
Sanmina-SCI do Brasil Technology Ltda. (18)	Brazil
Sanmina-SCI do Brazil Ldta. (9)	Brazil
Sanmina-SCI Dutch Holdings, B.V. (18)	Netherlands
Sanmina-SCI Electronics Pte. Ltd. (17)	Singapore
Sanmina-SCI EMS Haukipudas OY (11)	Finland
Sanmina-SCI Enclosure Systems (Asia) Ltd. (3)	Hong Kong
Sanmina-SCI Enclosure Systems (Shenzhen) Ltd. (12)	China
Sanmina-SCI Enclosure Systems (Suzhou) Co. Ltd. (12)	China
Sanmina-SCI Enclosure Systems OY (9)	Finland
Sanmina-SCI France EMS (7)	France
Sanmina-SCI Germany GmbH (16)	Germany
Sanmina-SCI GmbH (9)	Germany
Sanmina-SCI Holding (Thailand) Limited (11)	Thailand
Sanmina-SCI Holding GmbH & Co. KG (9)	Germany
Sanmina-SCI Holdings Australia Pty. Ltd. (18)	Australia
Sanmina-SCI Hungary Electronics Manufacturing LLC (18)	Hungary
Sanmina-SCI India Private Limited (1)	India
Sanmina-SCI Ireland (19)	Ireland
Sanmina-SCI Israel EMS Ltd. (18)	Israel
Sanmina-SCI Israel Medical Systems Ltd.(18)	Israel
Sanmina-SCI Management GmbH (9)	Germany
Sanmina-SCI Optical Technology (Shenzhen) Ltd. (22)	China

Entity Name	Jurisdiction
Sanmina-SCI PCB Europe GmbH & Co. KG (13)	Germany
Sanmina-SCI Pte. Ltd. (21)	Singapore
Sanmina-SCI Real Estate Partnership (9)	France
Sanmina-SCI RSP de Mexico S.A. de C.V. (9)	Mexico
Sanmina-SCI Systems (Canada), Inc. (9)	Canada
Sanmina-SCI Systems (Kunshan) Co. Limited (8)	China
Sanmina-SCI Systems (Malaysia) SND BHD (11)	Malaysia
Sanmina-SCI Systems (Thailand) Limited (14)	Thailand
Sanmina-SCI Systems de Mexico S.A. de C.V. (11)	Mexico
Sanmina-SCI Systems Holdings, Inc. (9)	United States
Sanmina-SCI Systems Ireland Limited (11)	Ireland
Sanmina-SCI Systems Israel Ltd. (18)	Israel
Sanmina-SCI Systems Japan, Ltd. (11)	Japan
Sanmina-SCI Systems Singapore Pte. Ltd. (11)	Singapore
Sanmina-SCI Systems Tel Aviv Ltd. (20)	Israel
Sanmina-SCI Technology India Private Limited (21)	India
Sanmina-SCI Technology Limited (8)	Cayman
Sanmina-SCI U.K. Limited (11)	United Kingdom
Sanmina-SCI Verwaltungs GmbH (9)	Germany
Sanmina-SCI/TAG de Mexico S.A. de C.V. (11)	Mexico
SCI Brockville Corp (18)	Canada
SCI Technology, Inc. (9)	United States

Annotation
(1)	A subsidiary of AET Holdings Ltd.
(2)	A subsidiary of BreconRidge Manufacturing Solutions (Asia) Limited
(3)	A subsidiary of Davos Group Limited
(4)	A subsidiary of Hadco Santa Clara, Inc.
(5)	A subsidiary of Hadco Corporation
(6)	A subsidiary of Sanmina (B.V.I.) Ltd.
(7)	A subsidiary of Sanmina SAS
(8)	A subsidiary of Sanmina-SCI (China) Limited
(9)	A subsidiary of Sanmina-SCI Corporation
(10)	A subsidiary of Sanmina-SCI do Brasil Technology Ltda.
(11)	A subsidiary of Sanmina-SCI Dutch Holdings, B.V.
(12)	A subsidiary of Sanmina-SCI Enclosure Systems (Asia) Ltd.
(13)	A subsidiary of Sanmina-SCI GmbH
(14)	A subsidiary of Sanmina-SCI Holding (Thailand) Limited
(15)	A subsidiary of Sanmina-SCI Holdings Australia Pty. Ltd.
(16)	A subsidiary of Sanmina-SCI Holding GmbH & Co. KG
(17)	A subsidiary of Sanmina-SCI Pte. Ltd.
(18)	A subsidiary of Sanmina-SCI Systems Holdings, Inc.
(19)	A subsidiary of Sanmina-SCI Systems Ireland Limited
(20)	A subsidiary of Sanmina-SCI Systems Israel Ltd.
(21)	A subsidiary of Sanmina-SCI Systems Singapore Pte. Ltd.
(22)	A subsidiary of Sanmina-SCI Technology Limited
(23)	A subsidiary of SCI Brockville Corp